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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated March 14, 2006, relating to the consolidated financial statements and financial statement schedule of ITC Holdings Corp. and management's report on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2005, appearing in the Prospectus, which is a part of Amendment No. 1 to Registration Statement No. 333-135137 on Form S-1 of ITC Holdings Corp.

/s/  DELOITTE & TOUCHE LLP
Detroit, Michigan
October 3, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM